As filed with the Securities and Exchange Commission on July 24, 2006
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
BLACKBOARD INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2081178
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1899 L Street, N.W. Washington, DC (Address of Principal Executive Offices)	20036 (Zip Code)
Amended and Restated 2004 Stock Incentive Plan
(Full Title of the Plan)
Matthew L. Pittinsky
Chairman of the Board of Directors
1899 L Street, N.W.
Washington, DC 20036
(Name and Address of Agent For Service)
(202) 463-4860
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate	Amount of
to be Registered	Registered(1)	Share	Offering Price	Registration Fee
Common Stock, $0.01 par value per share	2,250,000 shares	$27.025(2)	$60,806,250(2)	$6,506.27

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ National Market on July 20, 2006.

Statement of Incorporation by Reference
     On June 18, 2004, Blackboard Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-116612) relating to the Registrant’s 2004 Stock Incentive Plan, and on June 13, 2005, the Registrant filed a Registration Statement on Form S-8 (File No. 333-125777) relating to the Registrant’s Amended and Restated 2004 Stock Incentive Plan (collectively, the “Prior Registration Statements”). This Registration Statement on Form S-8 relating to the Amended and Restated 2004 Stock Incentive Plan, as amended, of the Registrant incorporates by reference the contents of the Prior Registration Statements, except for the information required by Items 5 and 8, which is contained below.
     Item 5. Interests of Named Experts and Counsel.
     Matthew H. Small, Esq., the Registrant’s General Counsel, has opined as to the legality of the securities being offered by this registration statement.
     Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on this 24th day of July, 2006.

BLACKBOARD INC.

By:	/s/ Michael L. Chasen
Michael L. Chasen
Chief Executive Officer and President
POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Blackboard Inc., hereby severally constitute and appoint Michael L. Chasen, Peter Q. Repetti, Matthew H. Small and Brent B. Siler, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Blackboard Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael L. Chasen	Chief Executive Officer and Director (Principal Executive Officer)	July 24, 2006
Michael L. Chasen

/s/ Peter Q. Repetti	Chief Financial Officer (Principal Financial Officer)	July 24, 2006
Peter Q. Repetti

/s/ Michael J. Beach	Vice President, Finance (Principal Accounting Officer)	July 24, 2006
Michael J. Beach

/s/ Matthew L. Pittinsky	Chairman of the Board of Directors	July 19, 2006
Matthew L. Pittinsky

/s/ Frank R. Gatti	Director	July 24, 2006
Frank R. Gatti

/s/ Steven B. Gruber	Director	July 24, 2006
Steven B. Gruber

/s/ Arthur E. Levine	Director	July 19, 2006
Arthur E. Levine

Signature	Title	Date

/s/ E. Rogers Novak, Jr.	Director	July 20, 2006
E. Rogers Novak, Jr.

/s/ William Raduchel	Director	July 24, 2006
William Raduchel

INDEX TO EXHIBITS

Number	Description

4.1(1)	Fourth Restated Certificate of Incorporation of the Registrant

4.2(1)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Matthew H. Small, counsel to the Registrant

23.1	Consent of Matthew H. Small (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-113332) and incorporated herein by reference.